Form Of Distribution Agreement
                 Transamerica Occidental Life Insurance Company
                               And [BrokerDea1er]

         AGREEMENT made this _______ day of _________________, 1985, by and between [Broker-Dealer] _____________ a corporation organized and existing under the laws of the State of ________________ with its principal place of business in Los Angeles, California (herein the "Distributor") and TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, an insurance company organized and existing under the laws of the State of California with its principal place of business in Los Angeles, California (herein the "Company") and on behalf of VARIABLE ACCOUNT VL, a separate account as to which the Company is the depositor.

                                   WITNESSETH:

         WHEREAS, the Company has established and maintains Separate Account VL (the "Account"), a separate investment account established pursuant to the provisions of Section 10506 of the California Insurance Code and a registered unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), in order to offer for sale certain variable life insurance policies (together with any riders, the "Policies") which may be deemed to involve securities under the Securities Act of 1933 (the "1933 Act"); and

         WHEREAS, the Distributor, a wholly-owned subsidiary of Transamerica Insurance Corporation of California, is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the parties desire to have the Distributor act as principal underwriter for the Account in connection with the sale of the Policies and assume full responsibility for the securities activities of any "Associated Person" (as that term is defined in Section 3(a)(18) of the 1934 Act) of the Distributor, including any Associated Person of the Distributor engaged in the sale of the Policies (the "Representative"); and

         WHEREAS, the Distributor and the Company acknowledge the Company's operations as being best suited to provide certain administrative functions in connection with the Policies, subject at all times to the control and direction of the Distributor with respect to the broker-dealer operations;

         NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained and of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Distributor and the Company agree as follows:

         1. The Distributor will act as the exclusive principal underwriter for the Account in connection with the sale of the Policies during the term of this Agreement in each state or other jurisdiction where the Policies may legally be sold. The Distributor shall offer the Policies for sale and distribution at premium rates set by the Company. The Distributor shall at all times function as and be deemed to be an independent contractor and will be under no obligation to effectuate any particular amount of sales of Policies. Applications for the Policies shall only be solicited by Representatives, or by Associated Persons of other broker-dealers who have entered into sales agreements with the Distributor, duly and appropriately licensed or otherwise qualified for the sale of such Policies by the NASD. Anything in this Agreement to the contrary notwithstanding, the Company retains the ultimate right to control the sale of the Policies, including the right to suspend sales in any jurisdiction or jurisdictions, to appoint and discharge agents of the Company, or to refuse to sell a Policy to any applicant for any reason whatsoever.

         2. The Distributor will assume full responsibility for the securities activities of, and for securities law compliance by, the Representatives, including, as applicable, compliance with the NASD Rules of Fair Practice and Federal and state securities laws and regulations. The Distributor, directly or through the Company as its agent, will (a) make timely filings with the SEC, NASD, and any other securities regulatory authorities of any advertisements, sales literature, or other materials relating to the Account, as required by law to be filed, (b) make available to the Company copies of any agreements or plans intended for use in connection with the sale of the Policies in sufficient number and in adequate time for clearance by the appropriate regulatory authorities before they are used, (c) train the Representatives and use its best efforts to prepare them to complete satisfactorily any and all applicable NASD and state qualification examinations, and (d) register the Representatives with the NASD before they engage in securities activities, and supervise and control them in the performance of such activities. In connection with the clearance by appropriate regulatory authorities the parties agree to use their best efforts to obtain such clearance by the appropriate regulatory authorities as expeditiously as reasonably possible and shall not use any materials, plan, or agreement in any jurisdiction unless filings have been made and approvals obtained that are necessary to make said use proper and legal therein.

         3. The Company shall undertake to appoint the Representatives as life insurance agents of the Company, and shall be responsible for ensuring that only agents properly qualified under the insurance laws of all relevant jurisdictions will engage in the offer and sale of Policies. Completed applications for the Policies shall be transmitted directly to the Company for acceptance or rejection in accordance with insurance underwriting and selection rules established by the Company. Initial and subsequent premium payments under the Policies shall be made payable to the Company and shall be held in a fiduciary capacity for and forwarded to the Company promptly.

         4. The Distributor shall take reasonable steps to ensure that the Representatives appointed by it shall not make recommendations to an applicant to purchase a Policy in the absence of reasonable grounds to believe that the purchase of the Policy is suitable for said applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a Representative after reasonable inquiry of such applicant (and any other information known about the applicant) concerning the applicant's insurance and investment objectives, and financial situation and needs, including the likelihood that the applicant will make sufficient premium payments to derive the benefits thereof.

         No Representative shall use any advertisements, sale aids, promotional material, or sales literature which has not been specifically approved in advance by the Company and the Distributor, and the Company, as agent for the Distributor, will be responsible for filing such items, as necessary, with the SEC, the NASD, and any other any regulatory authorities and, where necessary, obtaining approvals of said authorities, No Associated Person, whether of the Distributor or of any other broker-dealer authorized to offer and sell the Policies, shall, in connection with the offer of sale of the Policies, make any representations or communicate any information regarding the Policies or the Company, which are not contained in materials approved by the Company as aforesaid or in a current prospectus relating to the Policies and the Account, a current prospectus relating to the shares of any mutual fund being acquired by the Account, or otherwise included in the then effective, related registration statements under the 1933 Act.

         5. The Company shall provide internal record-keeping and general office administration incidental to or necessary for the proper rendering of services performed by it and (to the extent the Distributor does not elect to perform said record keeping and administration functions) by the Distributor in accordance with this Agreement. In this connection, the Company (I) shall maintain books and records relating to performance under this Agreement, and
(ii) shall maintain records relating to the Policies, which materials will be available both to the Distributor (to the extent that they relate to broker-dealer operations) and to properly constituted governmental authorities, should same be required to be filed with or reviewed by said authorities.

         The Distributor shall have responsibility for maintaining the records required of it by applicable law or regulations with respect to broker-dealer operations, although, in the Distributor's discretion and at the Company's expense, the Distributor may, by means appropriate to the clear designation of responsibility, delegate such record keeping duties to the Company as its agent for this purpose, as described in the preceding paragraph.

         Any and all books, accounts, and records of the Company, the Account, and the Distributor as may pertain to the Policies and this Agreement shall be maintained so as to clearly and accurately disclose the nature and details of Policy transactions or any transactions related thereto.

         6. As between the Company and the Distributor, the Company will, except as otherwise provided in this Agreement, bear and/or reimburse the Distributor, upon presentation of appropriate documentation, for the direct cost of all services and expenses in connection with: (a) registering and qualifying the Distributor's Associated Persons with Federal and state regulatory authorities and the NASD (including the training of such Associated Persons with Federal and state regulatory authorities and the NASD); (b) preparing and distributing all prospectuses (including amendments and supplements), Policies, notices, confirmations, periodic reports, proxy solicitation materials, sales literature and advertising relating to the sale of the Policies; and, (c) ensuring compliance with all requirements of applicable securities laws and regulations with respect to the activities of the Representatives and the Company in connection with the offer and sale of the Policies.

         7. The Company will, in connection with the sale of the Policies, reimburse the Distributor for all amounts (including the sales commissions), paid by the Distributor to the Representatives, or to other broker-dealers who have entered into sales agreements with the Distributor.

         8. The Distributor, in order to discharge its duties under this Section 8 of the Agreement, shall be authorized to and shall designate such Company personnel as it deems necessary as limited or general securities principals, which individuals shall supervise the securities activities of, and securities law compliance, by those Representatives selling the Policies and, shall monitor and enforce compliance with the Distributors sales procedures. All books and records with respect to broker-dealer operations for the Policies will (i) be maintained and preserved by the Distributor, or by the Company as agent for the Distributor, in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act, (ii) even though held by the Company, be and remain the property of the Distributor, and (iii) be at all times subject to inspection by the SEC in accordance with Section 17(a) of such Act.

         The Distributor will execute such papers and do such acts and things from time to time as may be reasonably requested by the Company for the purpose of (a) maintaining the registration under the 1933 Act of the units of interest in the Account under the Policies and the registration of the Account under the 1940 Act, and (b) qualifying and maintaining qualification of the Policies, and Account units thereunder, for sale under the applicable laws of any state.

         Upon (or prior) to the completion of each transaction for which a confirmation is legally required, the Company shall, on behalf of the Distributor, send a written confirmation of such transaction reflecting the facts of the transaction.

         9. The Company shall provide all claim and other Policy payment services, including investigation, adjustment, and defense of claims arising from the Policies, and shall make all claim and other Policy payments with respect to the Policies, including payments representing claims, Policy loans, full and partial surrenders, and amounts paid under Policy settlement options. The Company shall retain ultimate authority for adjustments and claim payments, which payments shall be final and conclusive.

         10. The Company shall provide all necessary insurance operations, including such actuarial, financial, statistical, premium billing and collection, accounting, data processing, and investment services as may be required with respect to the Policies. In addition to these services, or other services provided hereunder, the Company shall provide such executive, legal, clerical, and other personnel related services as may be required to carry out the Company's obligations under this Agreement, including its obligation to perform certain functions on the Distributor's behalf.

         11. The Company undertakes to guarantee the performance of all the Distributor's obligations, imposed by Section 27(f) of the 1940 Act and paragraph (b) of Rule 270.27d-2 adopted by the SEC under that Act, to make refunds of charges required of the principal underwriter of Policies issued in connection with the Account.

         12. Each party hereto shall advise the other promptly of (a) any action of the SEC or of any authorities of any state or territory, of which it has knowledge, affecting the registration or qualification of the Account or the Policies, or the right to offer the Policies for sale, and (b) the happening of any event which makes untrue any statement, or which requires the making of any change in the registration statements or prospectus in order to make the statements therein not misleading.

         13. Neither party hereto shall be liable to the other for any action taken or omitted by it, or by any of its officers, agents, or employees, in performing their responsibilities under this Agreement in good faith and without negligence, willful misfeasance or reckless disregard of such responsibilities.

         14. As compensation for the Distributor's performing the services to be assumed and performed by it pursuant to this Agreement, the Distributor shall receive from the Company such amounts and at such times as may from time to time be agreed upon by the Distributor and the Company.

         15. It is understood that any Policyholder or agent of the Account may be a policyholder, shareholder, director, officer, employee, or agent of or otherwise be interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest, or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person, or any such organization may have an interest in the Account; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as may otherwise be provided in the articles of organization, or by-laws of the Distributor, or by specific provisions of applicable law. For the purpose of this paragraph the term "affiliated persons" shall have as its respective meaning as defined in the 1940 Act subject, however, to such exemptions as may be granted by or pursuant to that Act.

         16. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated, and may be terminated at any time without penalty on not less than sixty (60) days written notice by either party to the other.

         17. The Distributor will not assign or delegate its responsibilities under this Agreement, except with the prior written consent of the Company.

         18. This agreement may be amended at any time by a writing executed by the parties. This Agreement shall be construed in accordance with the laws of the State of California.

         19. The Distributor shall keep confidential any information obtained pursuant to this Agreement, and shall disclose such information only if the Company has authorized such disclosure, or if such disclosure is expressly required by applicable Federal or state authorities.

         20. The Distributor and the Company agree to cooperate fully in any insurance regulatory examination, investigation, or proceeding, or any judicial proceeding arising in connection with the Policies distributed under this Agreement. The Distributor and the Company further agree to cooperate fully in any securities regulatory examination, investigation, proceeding, or any judicial proceeding with respect to the Company, the Distributor, their affiliates and their agents, or representatives, to the extent that such examination, investigation, or proceeding is in connection with Policies distributed under this Agreement. The Distributor shall furnish applicable Federal and state regulatory authorities with any information or reports in connection with its services under this Agreement, which such authorities may request in order to ascertain whether the Company's operations are being conducted in a manner consistent with any applicable law or regulations.

         21. a) Whenever the Company is referred to in this Section 21 of the Agreement it is to be construed to specifically also refer to and include the Account.

         b) The Company shall indemnify and hold harmless the Distributor, its agents, employees, and each person, if any, who controls the Distributor against any loss, liability, claim, damage, or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage, or expense, and reasonable counsel fees incurred in connection therewith) arising by reason of any person's acquiring any Policy, which may be based upon the 1933 Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus, as from time to time amended and supplemented, or the annual or interim reports to policyholders, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor; provided, however, that in no case (a) is the indemnity of the Company in favor of the Distributor or any of its officers, employees, agents, or controlling persons to be deemed to protect the Distributor or any such persons thereof against any liability to the Company or its policyholders to which the Distributor or any such persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement, or (b) is the Company to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any of its officers, employees, agents or controlling persons, unless the Distributor or such persons, as the case may be, shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such persons (or after the Distributor or such persons shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or its controlling person or persons, defendant or defendants in the suit. In the event the Company elects to assume the defense of any such suit and retain its own counsel, the Distributor or its controlling person or persons, defendant or defendants in the suit, shall bear the fees and expense of any additional counsel retained by the Company, but, in case the Company does not elect to assume the defense of any such suit, it will reimburse the Distributor or its controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them, The Company shall promptly notify the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers, directors, employees, or agents in connection with the issuance or sale of the Policies.

         c) The Distributor shall indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company against any loss, liability, claim, damage, or expense described in the foregoing indemnity, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Company in writing by or on behalf of the Distributor for use in connection with the registration statements or related prospectus, as from time to time amended, or the annual or interim reports to policyholders, in case any action shall be brought against the Company or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Distributor herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


[BROKER-DEALER]
By: ______________________________
By: ______________________________


TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
By: ______________________________


Executive Vice President
By: ______________________________
Vice President and Secretary